Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement No. 333-261214 and No. 333-267102 on Form S-8 of Magyar Bancorp, Inc. of our report dated December 22, 2022, relating to the consolidated financial statements of Magyar Bancorp, Inc. and Subsidiary, appearing in this Annual Report on Form 10-K of Magyar Bancorp, Inc. for the year ended September 30, 2023.

/s/ RSM US LLP

Blue Bell, PA

December 15, 2023

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